Exhibit 10.3

EXCHANGE AGREEMENT

This Exchange Agreement (this “Agreement”) dated and effective June 10, 2015, is by and between, Hydrocarb Energy Corporation, an Nevada corporation (the “Company”) and Kent P. Watts, an individual (“Watts”), each a “Party” and collectively the “Parties”.

W I T N E S S E T H:

WHEREAS, on December 9, 2013 (“Acquisition Date”), the Company acquired Hydrocarb Corporation, a Nevada corporation (“HCN” and the “HCN Acquisition”) pursuant to a Share Exchange Agreement (“Exchange Agreement”) dated November 27, 2013;

WHEREAS, the purchase price agreed to be paid by the Company pursuant to the Exchange Agreement included 8,188 shares of the Company’s Series A 7% Convertible Voting Preferred Stock (the “Series A Preferred Stock”) issuable to Watts, the Company’s Chief Executive Officer and Chairman, a holder of convertible preferred stock in HCN in exchange of 100% of Watt’s preferred stock in HCN;

WHEREAS, the Series A Preferred Stock had a value of $3,275,200 (8,188 shares at a par value of $400 per share);

WHEREAS, in connection with certain due diligence subsequently undertaken by the Company, it came to the attention of the Company that although the Company previously believed, on advice of prior counsel, that the Board of Directors of the Company had the authority under the Company’s Articles of Incorporation, as amended, to unilaterally authorize preferred stock, including the designation of the Series A Preferred Stock, that under applicable Nevada law, unless such preferred stock is specifically authorized in a Nevada corporation’s articles, no preferred stock can be designated or issued. As such, the Company’s Board of Directors did not have authority under the Articles of Incorporation, as amended, and applicable Nevada law to designate the Series A Preferred Stock or to file such certificate of designations with the Secretary of State of Nevada and such designation was invalid (the “Ineffective Designation”);

WHEREAS, as a result of the above, the Company and Watts now believe that the Series A Preferred Stock was never validly issued or outstanding and the filing of the Series A Preferred Stock designation with the consent of the Board of Directors and without shareholder approval, was invalid and had no legal effect;

WHEREAS, notwithstanding the fact that the Company is seeking shareholder approval for the ratification of the designation of the Series A Preferred Stock at the Company’s 2015 Annual Shareholders Meeting, the Company and Watts desire for Watts to exchange all rights he has to the 8,188 Series A Preferred Stock shares (the “Series A Shares”) and all accrued and unpaid dividends which would have accrued and be due thereon, in the event the Series A Preferred was properly designated and issued, totaling an aggregate of $327,879 as of the date of this Agreement (collectively, the “Accrued Dividends”) into 32 Units (as defined below) which the Company is in the process of offering in a private offering to ‘accredited investors’; and

Exchange Agreement

WHEREAS, the Company and Watts desire to set forth in writing the terms and conditions of their agreement and understanding concerning exchange of the Series A Preferred Shares and Accrued Dividends for Units.

NOW, THEREFORE, in consideration of the premises and the mutual covenants, agreements, and considerations herein contained, and other consideration, which consideration the Parties hereby acknowledge and confirm the sufficiency and receipt of, the Parties hereto agree as follows:

1.             Mutual Representations, Covenants and Warranties of the Parties. Each of the Parties, for themselves and for the benefit of each of the other Parties hereto, represents, covenants and warranties that:

1.1.            Such Party has all requisite power and authority, corporate or otherwise, to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement constitutes the legal, valid and binding obligation of such Party enforceable against such Party in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and general equitable principles;

1.2.            The execution and delivery by such Party and the consummation of the transactions contemplated hereby and thereby do not and shall not, by the lapse of time, the giving of notice or otherwise: (i) constitute a violation of any law; or (ii) constitute a breach of any provision contained in, or a default under, any governmental approval, any writ, injunction, order, judgment or decree of any governmental authority or any agreement, contract or understanding to which such Party or its assets are bound or affected; and

1.3.            Any individual executing this Agreement on behalf of an entity has authority to act on behalf of such entity and has been duly and properly authorized to sign this Agreement on behalf of such entity.

2.             Exchange.

2.1.            In exchange for the right to receive the Series A Preferred Shares and in full consideration for such Series A Preferred Shares and the Accrued Dividends, the Company agrees to issue Watts an aggregate of 32 “Units”, each consisting of (a) 25,000 shares of the Company’s restricted common stock; and (b) Convertible Subordinated Promissory Notes with a face amount of $100,000 (in the form of Convertible Subordinated Promissory Note being offered by the Company to ‘accredited investors’ in the Company’s current private placement offering of Units)(the “Exchange”).  As such, Watts will receive an aggregate of 800,000 shares of common stock (the “Shares”) and a Convertible Subordinated Promissory Note with an aggregate principal amount of $3.2 million and a maturity date of June 4, 2018 (the “Convertible Note” in the form of Exhibit A hereto) in connection with the Exchange which shall be issued promptly after the Parties entry into this Agreement.  The Convertible Note is convertible into common stock of the Company at any time at Watt’s option at a conversion price of $4 per share, and is automatically convertible into shares of Series B Convertible Preferred Stock of the Company upon designation of such Series B Convertible Preferred Stock with the Secretary of State of Nevada.

Exchange Agreement

2.2.            In consideration for the issuance of the Shares and the Convertible Note, Watts agrees to release the Company from any obligation to issue the Series A Preferred Shares or to pay the Accrued Dividends.

3.             Full Satisfaction. Watts agrees that he is accepting the Shares and the Convertible Note in full and complete satisfaction and exchange of his rights to receive the Series A Preferred Stock and the Accrued Dividends and that as such Watts will no longer have any rights to such Series A Preferred Stock or Accrued Dividends at such time as the Shares and Convertible Note have been issued to Watts.

4.            Release. In connection with the Exchange and in consideration for the Shares and the Convertible Note, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by Watts, Watts hereby releases, acquits and forever discharges the Company and the Company’s current, past and future Affiliates, agents, directors, officers, servants, representatives, successors, shareholders, employees, attorneys, and assigns (the “Released Parties”) from all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, covenants, controversies, agreements, promises, variances, trespasses, damages, judgments, claims and demands, whether asserted or unasserted, whether known or unknown, suspected or unsuspected, which they ever had or now have, upon or by reason of any manner, cause, causes or thing whatsoever, in law or equity and all rights, obligations, claims, demands, whether in contract, tort, or state and/or federal law (each a “Claim”) arising from or relating to, or associated with the Series A Preferred Stock, Accrued Dividends and the Ineffective Designation (the “Release”). “Affiliate” means (x) any Person directly or indirectly controlling, controlled by or under common control with another Person, (y) any manager, director, officer, partner or employee of a Person, or (z) any spouse, spousal equivalent or other cohabitant occupying a relationship generally equivalent to that of a spouse, father, mother, brother, sister or descendant of a Person; a Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through ownership of voting securities, by contract, or otherwise. “Person” means any natural person, corporation, general partnership, limited partnership, limited liability company, limited liability partnership, proprietorship, business or statutory trust, trust, union, association, instrumentality, governmental authority or other entity, enterprise, authority, or unincorporated entity.

Exchange Agreement

5.            Representations, Warranties, Confirmations and Acknowledgements of Watts. Watts hereby represents and warrants to the Company, that:

5.1.            Watts is an “accredited investor”, as such term is defined in Regulation D of the Securities Act of 1933, as amended (the “Securities Act”) and is also the Chief Executive Officer of, and a director of, the Company;

5.2.            Watts will acquire the Shares, the Convertible Note, the Series B Convertible Preferred Stock (if applicable), and any shares of common stock issuable upon conversion of the Convertible Note and/or Series B Convertible Preferred Stock (if applicable)(collectively, the “Securities”) for his own account and not with a view to a sale or distribution thereof as that term is used in Section 2(a)(11) of the Securities Act, in a manner which would require registration under the Securities Act or any state securities laws;

5.3.            Watts has such knowledge and experience in financial and business matters that Watts is capable of evaluating the merits and risks of the Securities. Watts can bear the economic risk of the Securities, has knowledge and experience in financial business matters and is capable of bearing and managing the risk of investment in the Securities. Watts recognizes that the Securities have not been registered under the Securities Act, nor under the securities laws of any state and, therefore, cannot be resold unless the resale of the Securities is registered under the Securities Act or unless an exemption from registration is available. Watts has carefully considered and has, to the extent Watts believes such discussion necessary, discussed with his professional, legal, tax and financial advisors, the suitability of an investment in the Securities for his particular tax and financial situation and he and his advisers, if such advisors were deemed necessary, have determined that the Securities are a suitable investment for him. Watts confirms that he has not been offered the Securities by any form of general solicitation or advertising; and

5.4.            Watts understands and acknowledges that each certificate or instrument representing the Securities will be endorsed with the following legend (or a substantially similar legend), unless or until registered under the Securities Act:

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, THE TRANSFER IS MADE IN COMPLIANCE WITH RULE 144 PROMULGATED UNDER SUCH ACT OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES WHICH IS REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.

Exchange Agreement

6.             No Prior Assignments.  Watts represents that he has not previously assigned, in whole or in part, any rights to the Series A Preferred Stock or Accrued Dividends, nor any claim, demand and/or causes of action against the Company or the Company’s Affiliates, agents, officers, directors, servants, representatives, successors, employees, attorneys, or assigns in connection with such Series A Preferred Stock, Accrued Dividends or the Ineffective Designation, to any Person prior to the Effective Date of this Agreement.

7.             Further Assurances. The Company and Watts agree that, from time to time, each of them will take such other action and to execute, acknowledge and deliver such contracts, deeds, representations, confirmations or other documents as may be reasonably requested and necessary or appropriate to allow for the issuance of the Securities and the Exchange.

8.             Entire Agreement. This Agreement sets forth all of the promises, agreements, conditions, understandings, warranties and representations among the Parties with respect to the transactions contemplated hereby and thereby, and supersedes all prior agreements, arrangements and understandings between the Parties, whether written, oral or otherwise.

9.             Controlling Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas and applicable laws of the United States of America.

10.         Construction. When used in this Agreement, unless a contrary intention appears: (i) a term has the meaning assigned to it; (ii) “or” is not exclusive; (iii) “including” means including without limitation; (iv) words in the singular include the plural and words in the plural include the singular, and words importing the masculine gender include the feminine and neuter genders; (v) any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; (vi) the words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision hereof; (vii) references contained herein to Article, Section, Schedule and Exhibit, as applicable, are references to Articles, Sections, Schedules and Exhibits in this Agreement unless otherwise specified; (viii) references to “writing” include printing, typing, lithography and other means of reproducing words in a visible form, including, but not limited to email; (ix) reference to a particular statute, regulation or Law means such statute, regulation or Law as amended or otherwise modified from time to time; (x) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein); and (xi) the paragraph and section headings contained in this Agreement are for convenience only, and shall in no manner be construed as part of this Agreement.

Exchange Agreement

11.  Savings Clause. If any provision of this Agreement is prohibited by law or held to be unenforceable, the remaining provisions hereof shall not be affected, and this Agreement shall continue in full force and effect as if such unenforceable provision had never constituted a part hereof, and the unenforceable provision shall be automatically amended so as best to accomplish the objectives of such unenforceable provision within the limits of applicable law.

12.          Review and Construction of Documents. Watts represents to the Company and the Company represents to Watts, that (a) before executing this Agreement, said Party has fully informed itself of the terms, contents, conditions and effects of this Agreement; (b) said Party has relied solely and completely upon its own judgment in executing this Agreement; (c) said Party has had the opportunity to seek and has obtained the advice of its own legal, tax and business advisors before executing this Agreement; (d) said Party has acted voluntarily and of its own free will in executing this Agreement; and (e) this Agreement is the result of arm’s length negotiations conducted by and among the Parties and their respective counsel.

13.         Counterparts and Signatures. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments hereto or thereto, may be executed in one or more counterparts, all of which shall constitute one and the same instrument. Any such counterpart, to the extent delivered by means of a facsimile machine or by .pdf, .tif, .gif, .peg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”) shall be treated in all manner and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party, each other party shall re execute the original form of this Agreement and deliver such form to all other parties. No party shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

 [Remainder of page left intentionally blank. Signature pages follow.]

Exchange Agreement

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the day and year first written above.

“Company”

Hydrocarb Energy Corporation

By:	/s/ Charles F. Dommer

Its:	President

Printed Name:	Charles F. Dommer

“Watts”

/s/ Kent P. Watts
Kent P. Watts

Exchange Agreement

EXHIBIT A

[Attach Convertible Note]